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                                                                     EXHIBIT 3.5

                          SECOND AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      OF
                     CONTINENTAL MORTGAGE AND EQUITY TRUST
                 (FORMERLY CONSOLIDATED CAPITAL SPECIAL TRUST)

         This Second Amended and Restated Declaration of Trust is made and entered into as of May 27, 1987 and will be recorded in Alameda County, California, as soon as reasonably possible after execution. The original Declaration of Trust was entered into on August 27, 1980 and was first amended and restated on November 4, 1980, and further amended on August 13, 1986. This Second Amended and Restated Declaration of Trust supersedes and overrides all prior Declarations of Trust of Consolidated Capital Special Trust (the "Trust") and incorporates changes approved by the Shareholders at the Trust's Annual Meeting of Shareholders held May 27, 1987.

         Fred H. Field, Albert H. Schaaf, Douglas M. Temple, Thomas J. Fitzmyers, David V. John, and Betty Hood-Gibson do hereby agree to hold in trust, as Trustees, any and all property, real, personal, or otherwise, tangible or intangible, of every type and description, which is transferred, conveyed, or paid to them as such Trustees, and all rents, income, profits, and gains therefrom for the benefit of the Shareholders hereunder, subject to the terms and conditions and for the uses and purposes hereinafter set forth.

                                   ARTICLE I

                            The Trust: Definitions

         1.1. Name. The name of the Trust shall be "Consolidated Capital Special Trust." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of Consolidated Capital Special Trust, or in their names as Trustees of Consolidated Capital Special Trust. If the Trustees determine that the use of such name is not practicable, legal, or convenient, they may use such other designation or may adopt another name under which the Trust may hold property or conduct its activities.

         If Consolidated Capital Equities Corporation, a Colorado corporation, or any subsidiary, affiliate, or successor of such limited partnership shall cease, for any reason, to render to the Trust the services of Advisor (as defined in Section 1.4 hereof) pursuant to the contract referred to in Article IV hereof and any renewal or extension of such contract, then the Trustees shall, upon request of Consolidated Capital Equities Corporation, or its successors, and without any vote or consent of the Shareholders of this Trust being required, promptly amend this Declaration of Trust to change the name of the Trust to one which does not include any reference to "Consolidated Capital," or "Johnstown/Consolidated" or any approximation thereof.


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         1.2.    Place of Business. The principal office of the Trust shall be
2000 Powell Street in the City of Emeryville, California 94608. However, the Trustees may, from time to time, change such location and maintain other offices or places of business.

         1.3. Nature of Trust. The Trust is a real estate investment trust. (also known as a business trust for real estate purposes) organized under the laws of the state of California. It is intended that the Trust shall carry on business as a "real estate investment trust" (hereinafter called "REIT") as described in the REIT Provisions of the Internal Revenue Code. The Trust is not a general partnership, limited partnership, joint venture, corporation, or joint stock company or association (but nothing herein shall preclude the Trust from being taxed as an association under the REIT Provisions of the Internal Revenue
Code) nor shall the Trustees or Shareholders or any of them for any purpose be, nor be deemed to be, nor treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration.

         1.4. Definitions. The terms defined in this Section 1.4, whenever used in this Declaration, shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this Section 1.4. In this Declaration, words in the singular number include the plural, and words in the plural number include the singular.

                 (a) Advisor. "Advisor" shall mean any Person appointed, employed, or contracted with by the Trustees under the provisions of
         Article IV hereof.

                 (b) Affiliate. "Affiliate" shall mean, as to any Person any other Person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with such Person.

                 (c) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall have the meaning set forth in the first sentence of
         Section 6.7.

                 (d) Annual Report. "Annual Report" shall have the meaning set forth in Section 6.9.

                 (e) Appraisal. "Appraisal" shall mean the value, as of the date of the appraisal, of Real Property in its existing state or in a state to be created as determined by the Trustees, the Advisor, or by a disinterested Person having no economic interest in the Real Property and who is a member in good standing of the American Institute of Real Estate Appraisers (MAI), or who in the sole judgment of the Trustees is properly qualified to make such determination. The Trustees may in good faith rely on a previous Appraisal made on behalf of other Persons provided (i) it meets the aforesaid standards and was made in connection

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         with an investment in which the Trust acquires an entire or participating interest, or (ii) it was prepared not earlier than two years prior to the acquisition by the Trust of its interest in the Real Property. In appraising such properties appraisers may take into consideration each of the specific terms and conditions of a purchase including any leaseback or other guarantee arrangement contained therein. Such Appraisal may not necessarily represent the cash value of the property but may consider the value of the income stream from such property plus the discounted value of the fee interest and other terms of the purchase. "Appraisal" when pertaining to Mortgage Loans, shall mean value as determined by the Advisor.

                 (f) Appraised Value. "Appraised Value" shall mean the value stated in the most recent Appraisal of the Real Property owned by the Trust. Appraisals shall be made at the time of purchasing each Real Property by an independent member of the American Institute of Real Estate Appraisers. "Appraised Value," when pertaining to Mortgage Loans shall mean value as determined by the Advisor.

                 (g) Book Value. "Book Value" shall mean the value of an asset or assets of the Trust on the books of the Trust, before provision for amortization, depreciation or depletion, and before deducting any indebtedness or other liability in respect thereto, except that no asset shall be valued at more than its fair value as determined by the Trustees.

                 (h) Book Value of Invested Assets. "Book Value of Invested Assets" shall mean the Book Value of the Trust's total assets (without deduction of any liabilities) but excluding: (i) goodwill and other intangible assets; (ii) cash; and (iii) cash-equivalent investments with terms which mature in one year or less.

                 (i) Construction Loans. "Construction Loans" shall mean Mortgage Loans made to finance all or part of the cost of acquiring land (including leaseholds therein) and the construction of buildings or other improvements thereon.

                 (j) Declaration. "Declaration" shall mean this Declaration of Trust and all amendments, restatements, or modifications thereof. References in this Declaration to "herein," "hereof," and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text article or section in which such words appear.

                 (k) Development Loans. "Development Loans" shall mean Mortgage Loans made to finance all or part of the cost of the acquisition of land (including leaseholds therein) and the development of such land into finished sites, including the installation of utilities, drainage, sewage, road systems, and other improvements prior to commencement of construction.

                 (l) First Mortgage. "First Mortgage" shall mean a Mortgage which takes priority or precedence over all other charges or liens upon the same Real Property, other than a lessee's interest therein, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such Mortgage may be upon a lessee's interest in Real Property. Such priority shall not be deemed as abrogated by liens for taxes,

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         assessments which are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed monies), or leases, mechanic's and materialman's liens for work performed and materials furnished which are not in default or are in good faith being contested, and other claims normally deemed in the same local jurisdiction not to abrogate the priority of a First Mortgage.

                 (m) First Mortgage Loans. "First Mortgage Loans" shall mean Mortgage Loans secured or collateralized by First Mortgages.

                 (n) Interim Loans. "Interim Loans" shall mean any loan for the purpose of funding the development and/or construction of real estate.

                 (o) Junior Mortgage. "Junior Mortgage" shall mean a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon Real Property as that required for a First Mortgage except that it is subject to the priority of one or more other Mortgages, and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

                 (p) Junior Mortgage Loans. "Junior Mortgage Loans" shall mean Mortgage Loans secured or collateralized by Junior Mortgages.

                 (q) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations which are negotiable or non-negotiable and which are secured or collateralized by Mortgages.

                 (r) Mortgages. "Mortgages" shall mean Mortgages, deeds of trust, or other security deeds on Real Property or rights or interests in Real Property.

                 (s) Net Asset Value. "Net Asset Value" shall mean the Book Value of all the assets of the Trust minus all the liabilities of the Trust.

                 (t) Net Income. "Net Income" for any period shall mean the Net Income of the Trust for such period computed on the basis of its results of operations for such period, after deduction of all expenses other than the Subordinated Trust Management Fee payable to the Advisor and other than extraordinary items, gains and losses from the disposition of assets of the Trust and amortization, depreciation or depletion of the assets of the Trust.

                 (u) Operating Expenses. "Operating Expenses" shall mean the aggregate annual expenses of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Trustees, including the Subordinated Trust Management Fee payable to the Advisor and the fees and expenses paid to the Trustees who are not employees or Affiliates of the Advisor, excluding, however, the following: the cost of money borrowed by the Trust; taxes on income and taxes and assessments on Real Property and all other taxes applicable to the Trust; legal, auditing, accounting, underwriting, brokerage, listing, registration and other

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         fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Trust's securities; fees and expenses paid to independent contractors, mortgage servicers, consultants, managers, and other agents retained by or on behalf of the Trust; expenses directly connected with the origination, purchase, ownership and disposition of Mortgage Loans and with the acquisition, disposition and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property); other than expenses with respect thereto (with the exception of legal services) of employees of the Advisor; expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans; expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Trust; all expenses connected with communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to such holders; transfer agent's, registrar's, and indenture trustee's fees and charges; and exclusive of reserves for depletion, depreciation, and amortization and losses and provisions for losses.

                 (v) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

                 (w) Real Property. "Real Property it shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests and rights in land or interests therein, but shall not include Mortgages, Mortgage Loans, or interests therein.

                 (x) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1954, as now enacted or hereafter amended, or successor statutes, and regulations and rulings promulgated thereunder.

                 (y) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for receipts for, guarantees of, or warrants, options, or rights to subscribe to, purchase, or acquire any of the foregoing.

                 (z) Shares. "Shares" shall mean the Shares of beneficial interest of the Trust as described in Section 6.1.


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                 (aa)    Shareholders.  "Shareholders" shall mean, as of any
         particular time, all holders of record of outstanding Shares at such time.

                 (bb) Total Assets of the Trust Estate. "Total Assets of the Trust Estate" shall mean the value of all the assets of the Trust Estate as shown on the books of the Trust.

                 (cc) Trust Estate. "Trust Estate" shall mean, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is owned or held by the Trust or the Trustees, including, but not limited to, property which is transferred, conveyed, or paid to the Trust or Trustees, and all rents, income, profits, and gains therefrom.

                 (dd) Trustees. "Trustees" shall mean, as of any particular time, Trustees holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees , and shall not include the officers, representatives, or agents of the Trust, or the Shareholders, but nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust, or from owning Shares.

                 (ee) Trustees' Regulations. "Trustees' Regulations" shall have the meaning set forth in Section 3.3.

                 (ff) Wrap-Around Mortgage Loan. "Wrap-Around Mortgage Loan" shall mean a loan in an amount equal to the balance due under an existing Mortgage Loan plus an additional amount advanced by the lender holding the Wrap-Around Mortgage Loan, where the existing Mortgage Loan will not be retired, and such Wrap-Around Mortgage Loan shall be deemed to include hypothecation loans, the payment of which is secured by assignment to the Trust of other existing notes and deeds of trust or mortgages which the borrower holds, and which assigned loans, in the event of default of the hypothecation loan made by the Trust, may be collected directly by the Trust.

                                  ARTICLE II

                                   Trustees

         2.1. Number, Term of Office, and Qualifications of Trustees. There shall be no less than five (5) nor more than fifteen (15) Trustees. The current Trustees are the six signatories hereto. Within the limits set forth in this
Section 2.1, the number of Trustees may be increased or decreased from time to time by the Trustees or by the Shareholders. Subject to the provisions of
Section 2.3 each Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. The terms of the Trustees executing this Declaration, or of any successor or successors to them, duly elected hereunder prior to the Annual Meeting of the Shareholders to be held following the close of the Trust's fiscal year in 1982, shall expire at such Annual Meeting of the Shareholders. Thereafter, the term of each Trustee shall expire at the Annual Meeting of the Shareholders following the election of such Trustee. Trustees may be re-elected.


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         A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. A Trustee shall qualify as such when he has either signed this Declaration or agreed in writing to be bound by it. Unless otherwise required by law or by action of the Trustees, no Trustee shall be required to give bond, surety, or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees, in their capacity as Trustees, shall not be required to devote their entire time to the business and affairs of the Trust. A majority of the Trustees shall at all times be Persons who are not Affiliates of Consolidated Capital Equities Corporation or any of its Affiliates, provided, however, that upon a failure to comply with this requirement because of the death, resignation, or removal of a Trustee who is not such an Affiliate, such requirement shall not be applicable for a period of sixty (60) days.

         2.2. Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time; provided, however, that Trustees and officers of the Trust who are affiliated with the Advisory Company or any of its Affiliates shall not receive compensation from the Trust for their services as Trustees or officers of the Trust. The Trustees either directly or indirectly shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting, or other professional services, or services as a broker, transfer agent, or underwriter, whether performed by a Trustee or by any Person affiliated with a Trustee.

         2.3. Resignation, Removal, and Death of Trustees. The term of office of a Trustee shall terminate and vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence, or other incapacity to exercise the duties of the office, or removal of a Trustee. A Trustee may resign at any time by his giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given, or at any later time specified in the notice, without need for prior or subsequent accounting. A Trustee may be removed at any time, with or without cause, by vote or consent of holders of a majority of the outstanding Shares entitled to vote thereon, or by a majority of the remaining Trustees. A Trustee judged incompetent or bankrupt, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or upon his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name and shall account to the remaining Trustee or Trustees, as they require, for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence, and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

         2.4. Vacancies. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death, or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though less than five (5)) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or Trustees, or by the vote or consent of holders of a majority of the outstanding Shares entitled to vote thereon. If at

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any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.7.

         2.5. Successor and Additional Trustees. The right, title, and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title, and interest shall vest in the Trustees, whether or not conveyance documents have been executed and delivered pursuant to Section 2.3 or otherwise.

         2.6. Actions by Trustees. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Common, interested, or affiliated Trustees may be counted in determining the presence of: a quorum at a meeting of the Trustees. Unless specifically provided otherwise in this Declaration, the Trustees may act by a vote or resolution at a meeting at which a quorum is present or without a meeting by a written vote, resolution, or other writing consenting to said action, signed by a majority of the Trustees. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present is the act of the Trustees. Any agreement, deed, Mortgage, lease, or other instrument or writing executed by one or more of the Trustees, or by any authorized person, shall be valid and binding upon the Trustees and upon the Trust when ratified by action of the Trustees.

         2.7. Executive Committee. The Trustees may appoint from among their own number an executive committee of three or more Persons to whom they may delegate from time to time such of the powers herein given to the Trustees as they may deem advisable. A majority of the Executive Committee shall at all times be Trustees who are not Affiliates of Consolidated Capital Equities Corporation or any of its Affiliates, provided, however, that upon a failure to comply with this requirement because of the death, resignation, or removal of a Trustee who is not such an Affiliate, such requirement shall not be applicable for a period of sixty (60) days.

                                  ARTICLE III

                               Trustees' Powers

         3.1. Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization and free from any power or control on the part of the Shareholders, full, absolute, and exclusive power, control, and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, a presumption shall favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.


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         3.2.    Specific Powers and Authorities. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees, without any action or consent by the Shareholders, shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                 (a) To retain, invest, and reinvest the capital or other funds of the Trust in mortgage and/or equity interests in real or personal property of any kind, all without regard to whether any such property is authorized by law for the investment of Trust funds or whether any investments may mature before the possible termination of the Trust, and to possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares for such consideration as they deem appropriate.

                 (b) For such consideration as they deem proper, to invest in, purchase, or otherwise acquire for cash or other property or through the issuance of Shares or through the issuance of notes, debentures, bonds, or other obligations of the Trust and hold for investment real, personal or mixed, tangible or intangible, property of any kind wherever located in the world, including without limitation:
         (i) the entire or any participating interest in rents, lease payments, or other income from, or the entire or any participating interest in the profits from, or the entire or any participating interest in the equity or ownership of, Real Property; (ii) the entire or any participating interest in notes, bonds, or other obligations which are secured by Mortgages; (iii) in connection with any such investment, purchase or acquisition, a share of rents, lease payments, or other gross income from or a share of the profits from or a share in the equity or ownership of Real Property, either directly or through joint venture, general or limited partnership, or other lawful combinations or associations; (iv) loans secured by the pledge or transfer of Mortgages; and (v) Securities of every nature, whether or not secured by Mortgage Loans. The Trustees shall also have the power to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil, and gas properties and rights.

                 (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer, or otherwise dispose of any and all of the Trust Estate by deeds, trust deeds, assignments bills of sale, transfers, leases, mortgages, financing statements, security agreements, and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent, or any nominee of the Trust.

                 (d) To issue Shares, bonds, debentures, notes, or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares and which include options, warrants, and rights to subscribe to, purchase, or acquire any of the foregoing, all without vote of or other action by

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         the Shareholders to such Persons for such cash, property or other consideration (including Securities issues or created by or interests in any Person) at such time or times and on such terms as the Trustees in their sole discretion and in good faith may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities.

                 (e) To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

                 (f) To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any of the foregoing, provided that upon and after giving effect to any proposed borrowing the amount of outstanding, secured and unsecured indebtedness of the Trust for money borrowed from or guaranteed to others, including Mortgages on acquired Real Property, would not exceed three hundred percent (300%) of the Net Asset Value of the Trust. Any excess in borrowing over such 300% level shall be approved by a majority of the Trustees who are not Affiliates of the Advisor or any of its Affiliates, and disclosed to the Shareholders in the next quarterly report of the Trust, along with justification for such excess; provided that such authority can only be exercised to permit the issuance of collateralized mortgage obligations ("CMOs"), regular or residual interests in real estate mortgage investment conduits ("REMICs"), or any other mortgage-backed security.

                 (g)     To lend money, whether secured or unsecured.

                 (h)     To create reserve funds for any purpose.

                 (i) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust, including, without limitation, taxes and other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or, against the Trust Estate or any part thereof, and for any of the purposes herein.

                 (j) To deposit funds or Securities held by the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

                 (k) To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any interests in, Mortgages or Securities issued or created by, any Person, forming part of the Trust Estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally, or for any particular meeting or action, and may include the exercise of discretionary powers.

                 (l) To enter into joint ventures, general or limited partnerships, and any other lawful combinations or associations.

                 (m) To elect, appoint engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms and at such compensation as may be prescribed by the Trustees or by the Trustees' Regulations, to engage or employ any Persons (including, subject to the provisions of Sections 7.5 and 7.6, any Trustee or officer and any Person with which any Trustee or officer is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons.

                 (n) To determine whether monies, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, such determination including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital or to apportion the same between income and capital; to apportion the sale price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such monies Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; to allocate to the share of beneficial interest account less than all of the consideration received for Shares and to allocate the balance thereof to paid-in capital; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

                 (o) To determine from time to time the value of all or any part of the Trust Estate and of any services, Securities, assets, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

                 (p) To collect, sue for, and receive all sums of money or other assets coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.

                 (q) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

                 (r) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisors or independent contractors of the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such Person as Trustee, Shareholder, officer, employee, agent, investment advisor or independent contractor, whether or not the Trust would have the power to indemnify such Person against such liability.

                 (s) To cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.

                 (t) To adopt a fiscal year for the Trust, and from time to time to change such fiscal year without the approval of the Shareholders.

                 (u) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

                 (v) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any Person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision. These contracts shall be for such duration and upon such terms as the Trustees in their sole discretion shall determine.

                 (w) To do all other such acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust; to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

         3.3. Trustees' Regulations. The Trustees may make, adopt, amend or repeal regulations (the "Trustees' Regulations") containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or with this Declaration.

         3.4. Additional Powers. The Trustees shall additionally have and exercise all the powers conferred by the laws of California upon business trusts or real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration.

         3.5. Incorporation. Upon a vote of two-thirds (2/3) of the Trustees, and with the approval of the holders of a majority of the outstanding Shares, the Trustees shall have the power to cause to be organized or to assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization to take over the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Estate or any part or parts thereof to any such corporation, trust, partnership, association, or organization in exchange for the Shares or Securities thereof or otherwise, and to lend money to, subscribe for the Shares or Securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, trust partnership, association, or organization in which the Trust holds or is about to acquire Shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to qualified real estate investment trusts and their shareholders, or substantially similar benefits, are also available to such corporation, trust, partnership, association, or organization and its stockholders or members, and provided that the resulting investment would be substantially equal in quality and substantially the same in type as an investment in the Shares.


                                  ARTICLE IV

                   Advisor: Limitation on Operating Expenses

         4.1. Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration. However, the Trustees shall not be required personally to conduct all the business of the Trust, and consistent with their ultimate responsibility as stated above the Trustees shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefor employ or contract with such Person (herein referred to as the "Advisor"), and the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees.

                 The Trustees (subject to the provisions of Sections 4.2 and 4.4) shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract provided, however, that any determination to employ or contract with any Trustee or any Person of which a Trustee is an Affiliate, shall be valid only if made, approved or ratified by a Majority of the Trustees who are not Affiliates of such Person. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

         4.2. Term. The Trustees shall not enter into any contract with the Advisor unless such contract has an initial term of no more than two (2) years and provides for annual renewal or extension thereafter, subject to approval by the Shareholders of the Trust. However, the first such term shall extend from the date of its execution to the date of the first annual meeting of the Shareholders. The Trustees shall not enter into such a contract with any Person of which a Trustee is an Affiliate unless such contract provides for renewal or extension thereof by the affirmative vote of a majority of the Trustees who are not Affiliates of such Person. The contract with the Advisor may be terminated without penalty by the Advisor upon one hundred twenty (120) days' written notice or by action of holders of a majority of the outstanding Shares of the Trust without penalty, or by the Trust without penalty by action of a majority of the Trustees, including a majority of the Trustees not affiliated with the Advisor or any of its Affiliates, upon sixty (60) days, written notice, in a manner to be set forth in the contract with the Advisor.

         4.3. Other Activities of Advisor. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other Persons (including other real estate investment trusts) and the management of other investments (including investments of the Advisor and its Affiliates). The Trustees may request the Advisor to engage in other activities which complement the Trust's investments and to provide services requested by the borrowers or prospective borrowers from the Trust, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

                 The Advisor shall be required to use its best efforts to present to the Trust a continuing and suitable investment program which is consistent with the investment policies and objectives, of the Trust, but neither the Advisor nor any Affiliate of the Advisor (subject to any applicable provisions of Section 7.6) shall be obligated to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust, and, subject to the foregoing, shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

                 Upon request of any Trustee, the Advisor and any Person who controls, is controlled by, or is under common control with the Advisor, shall from time to time promptly furnish the Trustees with information on a confidential basis as to any investments within the Trust's investment policies made by the Advisor or such other Person for its own account.

         4.4. Limitation on Operating Expenses. The Operating Expenses of the Trust for any fiscal year shall not exceed the lesser of (a) one and one-half percent (1 1/2%) of the average of the Book Values of Invested Assets of the Trust at the end of each calendar month of such fiscal year, or (b) the greater of one and one-half percent (1 1/2%) of the average of the Net Asset Value of the Trust at the end of each calendar month of such fiscal year or twenty-five percent (25%) of the Trust's Net Income, and each contract made with the Advisor shall specifically provide for a refund to the Trust of the amount, if any, by which the Operating Expenses so exceed the applicable amount provided, however, that the Advisor shall not be required to refund to the Trust, with respect to any fiscal year, any amount which exceeds the aggregate of the Subordinated Trust Management Fee paid to the Advisor under such contract with respect to such fiscal year.


                                   ARTICLE V

                               Investment Policy

         5.1. General Statement of Policy. The Trustees intend initially, and to the extent funds are not fully invested in Construction Loans, Development Loans, Interim Loans, Mortgages and Real Property as described below, to invest the Trust Estate in investments such as: (a short-term government Securities, (b) Securities of government agencies, (c) bankers' acceptances, (d) certificates of deposit, (e) deposits in commercial banks, (f) participations in pools of mortgages or bonds and notes (such as Federal Home Loan Mortgage Corporation participation sale certificates ("Freddie Mac PCS"), Government National Mortgage Association modified pass-through certificates ("Ginnie Mae Pass-Throughs") and Federal National Mortgage Association bonds and notes ("Fannie Maes"), collateralized mortgage obligations ("CMOs"), regular or residual interests in real estate mortgage investment conduits ("REMICs"), and any other mortgage-backed security), and/or (g) obligations of municipal, state and federal governments and government agencies. Otherwise, the Trustees intend to invest the major portion of the Trust Estate to fund Construction Loans, Development Loans and Interim Loans, and to develop Real Property and expenses reasonably related to the development of Real Property. The Trustees may also invest in ownership or other interests in Mortgages and in Real Property or in Persons involved in owning, operating, leasing, developing, financing or dealing in Mortgages or Real Property (which investments shall ordinarily be made in connection with properties having income-producing capabilities). The Trustees may make commitments to make investments consistent with the foregoing policies. The Trustees may also participate in the investments with other investors, including Investors having investment policies similar to those of the Trust, on the same or different terms, and the Advisor may act as advisor to such other investors, including investors who have the same investment policies.

                 The Trustees may retain, as permanent reserves, amounts, if any, which they deem reasonable in cash and in the types of investments described above at items (a)-(g) and at Section 5.2 (a)-(c).

                 Subject to the investment restrictions in Section 5.3, the Trustees may alter any or all of the above-described investment policies if they should determine such change to be in the best interest of the Trust. Subject to the preceding terms, the Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this Article V, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

                 The general purpose of the Trust is to seek income which qualifies under the REIT Provisions of the Internal Revenue Code. The Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Trust's investments and the derivation of its income, provided, however, that no Trustee, officer, employee, agent, investment advisor or independent contractor of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties, and provided further that for a period of time as the portfolio of equity investments and other investments is developed, the Trust s assets may be invested in investments with income which does not qualify under the REIT Provisions of the Internal Revenue Code.

         5.2. Uninvested Assets. To the extent that the Trust has assets not otherwise invested in accordance with Section 5.1, the Trustees may invest such assets in:

                 (a) obligations of, or guaranteed by, the United States Government or any agencies or political subdivisions thereof;

                 (b) obligations of, or guaranteed by, any state, territory or possession of the United States of America or any agencies or political subdivisions thereof; and

                 (c) evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank Systems.

         5.3.    Restrictions.  The Trustees shall not:

                 (a)     invest in any foreign currency, bullion or commodities;

                 (b) invest in contracts of sale for real estate, except in conjunction with acquisition or sale of Real Property or when held as security for Mortgages made or acquired by the Trust;

                 (c)     engage in any short sale;

                  (d) issue warrants, options or rights to buy Shares, except as part of a ratable issue to Shareholders or as part of a public offering or as part of a financial arrangement with parties other than the Advisor or directors, Trustees, officers or employees of the Trust or the Advisor or as part of a ratable distribution to Shareholders;

                  (e) invest any of the total Trust assets in unimproved, non-income-producing Real Property, or in participations in unimproved, non-income-producing Real Property, or Mortgage Loans on unimproved, non-income-producing Real Property, excluding Real Property which is being developed or will be developed within a reasonable period of time, and excluding a lien interest when given by a borrower as additional security on a permitted type of mortgage loan;

                  (f) issue equity Securities of more than one class (other than convertible obligations, warrants, rights and options, and regular or residual interests in REMICs);

                  (g) invest in any equity Security, including the Shares of other REITs for a period in excess of 18 months, except for shares of a qualified REIT subsidiary, as defined in Section 856(i) of the Internal Revenue Code, and regular or residual interests in REMICs;

                  (h) make any loan to the Sponsor of the Trust, Consolidated Capital Equities Corporation, the Advisor or any of their Affiliates;

                  (i) engage in trading as compared with investment activities, or engage in the business of underwriting or agency distribution of Securities issued by others, but this prohibition shall not prevent the Trust from selling participations or interests in Mortgage Loans or Real Property or from selling or pledging a pool of notes receivable from property sales or selling interests in REMICs or CMOs;

                  (j) invest more than 10% of total Trust assets in Junior Mortgage Loans, excluding Wrap-Around Mortgage Loans;

                  (k) acquire Securities in any company holding investments or engaging in activities prohibited by this Section;

                  (l) issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940, "face-amount certificates of the installment type" as defined in Section 2(a)15 thereof and "periodic payment plan certificates" as defined in Section 2(a)(27) thereof;

                  (m) purchase insurance either through or from any Affiliate;

                  (n) purchase any Real Property on-which the total real estate commission paid by the Trust to anyone exceeds 6% of the total purchase price, or sell any real Property on which the total real estate commission paid by the Trust to anyone exceeds 5% of the total sales price;

                  (o) purchase, sell or lease any Real Properties or Mortgages to or from the Sponsor, Consolidated Capital Equities Corporation, the Advisor or any of their Affiliates, including any Investor program in which any of the foregoing may also be a general partner or sponsor; or

                  (p) issue convertible or non-convertible debt securities (other than interests in REMICs and CMOs) to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities.


                                  ARTICLE VI

                          The Shares and Shareholders

         6.1. Shares. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares, which Shares shall be all of one class. All Shares shall have equal non-cumulative voting, distribution, liquidation and other rights. All Shares shall be without par value. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable, and title thereto and to the Shares presented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a Share certificate of a California corporation. There shall be no limit upon the number of Shares to be issued. The Shares may be issued for such consideration as the Trustees in their sole discretion and in good faith shall determine or by way of Share dividend or Share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until re-issued. Shares reacquired by the Trust may be canceled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of Share dividend or Share split. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, or exchange rights of any kind.

         6.2. Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder, and they shall have no right to compel any partition, divisions dividend or distribution of the Trust or any of the Trust Estate.

         6.3. Shares Deemed Personal Property. The Shares shall be deemed personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

         6.4. Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which records shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed and transferred in accordance with the Trustees' Regulations. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of this Trust, but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Trust or by the duly authorized agent of such Person, or if such Shares are so registered in the names of more than one Person, the receipt by any one of such Persons, or by the duly authorized agent of such Persons, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see the application thereof.

              Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent, thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and, in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such necessary releases from applicable government authorities.

              In case of loss, mutilation or destruction of any certificates for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this declaration shall impose u on the Trustee or a transfer agent a duty or limit their rights to inquire into adverse claims.

         6.5. Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash or other form out of current or accumulated Income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until such dividend or distribution is declared by the Trustees. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, the communication shall so state and in such event the statement as to such source shall be sent to the Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

         6.6. Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and perform, in respect to all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a California corporation.

         6.7. Shareholders' Meetings. There shall be an annual meeting of the Shareholders at such time and place as the Trustees' Regulations shall prescribe, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report and within six (6) months after the end of each fiscal year, commencing with the 1982 fiscal year. Special meetings of Shareholders may be called upon the written request of Shareholders holding not less than ten percent (10%) of the outstanding Shares of the Trust entitled to vote in the manner provided in the Trustees' Regulations. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by this Declaration or by law, be authorized by a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon, which Shares are not entitled to cumulative voting. The affirmative vote at a meeting of Shareholders of the holders of a majority of all outstanding Shares shall be required to approve the principal terms of the transaction and the nature and amount of the consideration involving any sale, lease, exchange or other disposition of fifty percent (50%) or more of the Trust Estate in a single sale, or in multiple sales in the same twelve- (12-) month period. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of a majority of all outstanding Shares entitled to vote thereon, or such larger proportion thereof as would be required for a vote of Shareholders at a meeting. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interests in, mortgaging, or encumbering of all or any of the Trust Estate, or for the sale, lease, exchange or other disposition of less than fifty percent (50%) of the Trust Estate in a single sale, or in multiple sales in the same twelve- (12-) month period.

         6.8. Proxies. Whenever the vote or consent of Shareholders is required or permitted under this declaration, such vote or consent may be given either directly by the Shareholders or to proxies in the form prescribed in the Trustees' Regulations. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or content.

         6.9.  Reports to Shareholders.

               (a) Not later than one hundred twenty (120) days after the close of each fiscal year of the Trust, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (hereinafter "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a statement of assets and liabilities and a statement of income and expenses of the Trust. Such financial statements shall be accompanied by the report of an independent certified public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees.

               (b) At least quarterly the Trustees shall send to the Shareholders interim reports having such form and content as the Trustees deem proper.

         6.10. Fixing Record Date. The Trustees' Regulations may provide for fixing, or, in the absence of such provision, the Trustees may fix in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than five (5) days nor more than fifty (50) days prior to the date of the meeting or event for purposes for which it is fixed.

         6.11. Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

         6.12. Shareholders' Disclosures; Redemption of Shares. The Shareholders shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code and the regulations thereunder, as the same shall be from time to time amended, or to comply with the requirements of any other taxing authority. If the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated to an extent which would prevent the Trust from qualifying as an REIT under the REIT Provisions of the Internal Revenue Code, the Trustees shall have the power by lot or other means deemed equitable by them to prevent the transfer of and/or call for redemption a number of such Shares sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for such an REIT. The redemption price shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading; or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by the Trust for such purpose; or (iii) if not determined as aforesaid, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, excepting only to the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.12, the term "individual" shall be construed as provided in Section 542 (a) (2) of the Internal Revenue Code or any, successor provision, and "ownership" of Shares shall be determined as provided in Section 544 of the Internal Revenue Code or any successor provision.

         6.13. Right to Refuse to Transfer Shares. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Trust, the Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be conclusive upon any proposed transferor or proposed transferee of Shares any proposed transfer would jeopardize the status of the Trust as an REIT under the Internal Revenue Code of 1954, as now enacted or as hereafter amended, the Trustees may refuse to permit such transfer. Any attempted transfer for which the Trustees have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares. All contracts for the sale or other transfer of Shares shall be subject to this provision.

         6.14. Issuance of Shares. Notwithstanding any other provision of this Declaration, the Trust may issue an unlimited number of Shares from time to time in the Trustees sole discretion and in good faith. Any Security issued in any such Share shall have the same characteristics and entitle the registered holder thereof to the same rights as any identical Securities of the same class or series issued separately by the Trust.


                                  ARTICLE VII

                      Liability of Trustees, Shareholders
                        and Officers, and Other Matters

         7.1. Exculpation of Trustees, Officers and Others. No Trustee, officer, employee or agent of the Trust shall be liable for obligations or contracts of the Trust or liable in tort or otherwise in connection with the affairs of this Trust, to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust or to any other Person for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), except only that arising from his own willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

         7.2. Limitation of Liability of Shareholders, Trustees and Officers. The Trustees, officers, employees and agents of the Trust, in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capacities. Except to the extent provided in Section 7.1, no Trustee, officer, employee or agent shall, nor shall any Shareholder, be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor, and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.

         7.3. Express Exculpatory Clauses and Instruments. In all agreements, obligations, instruments, and actions in regard to the affairs of this Trust, this Trust and not the Shareholders, officers, employees or agents shall be the principal and entitled as such to enforce the same collect damages, and take all other action. All such agreements, obligations instruments, and actions shall be made, executed, incurred, or taken by or In the name and on behalf of this Trust or by the Trustees as Trustees hereunder, but not personally. All such agreements, obligations, and instruments shall acknowledge notice of this paragraph or shall refer to this Declaration and contain a statement to the effect that the name of this Trust refers to the Trustees as Trustees but not personally, and that no Trustee, Shareholder, officer, employee or agent shall be held to any personal liability thereunder, and neither the Trustees nor any officer, employee or agent shall have any power or authority to make, execute, incur, or take any agreement, obligation, instrument or action unless the requirements of this paragraph are met; however, the omission of such provisions from any such instrument shall not render the Shareholders or any Trustee or any officer, employee or agent liable, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

         7.4. Indemnification and Reimbursement of Trustees and Officers. Any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee or officer, employee or agent or active in such capacity on behalf of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion, provided, however, that no such Person shall be so indemnified or reimbursed for any claim, obligation or liability which arose out of such Person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty, and provided further that such Person gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding, indemnification and reimbursement shall be provided except as to such matters covered by the settlement which the Trust is advised by its counsel arose from such Person's willful misfeasance, bad faith, gross negligence, or reckless disregard of duty. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding as authorized by the Trust in the specific action upon receipt of an undertaking by or on behalf of a Person indemnified to pay over such amount unless it shall ultimately be determined he is entitled to be indemnified by the Trust as authorized herein. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Estate. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such Person's right to contribution as may be available under applicable law. The Trust shall have power to purchase and maintain insurance on behalf of any Person entitled to indemnity hereunder against any liability asserted against him and incurred by him in a capacity mentioned above, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions hereof.

         7.5. Right of Trustees, Officers and Others To Own Shares or Other Property and To Engage in Other Business. Any Trustee, officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of aShareholder to the same extent and in the same manner as if he were not a Trustee, officer, employee or agent of the Trust. Any Trustee, officer, employee or agent of the Trust may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in real estate business. Subject to the provisions of Article IV, any Trustee, officer, employee or agent may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer.

         7.6. Transactions Between the Trust and Affiliated Persons. Except as prohibited by this Declaration, and in the absence of fraud, a contract, act or other transaction between the Trust and any other Person, or in which the Trust is interested, shall be valid even though (a) one or more of the Trustees or officers are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers or retired officers of such other Person, or (b) one or more of the Trustees or officers of the Trust, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction. No Trustee or officer shall be under any disability from or have any liability as a result of entering into any such contract, act or transaction, provided that (a) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize such contract, act or other transaction by vote sufficient for such purpose by an affirmative vote of the Trustees not so interested, or (b) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by the Shareholders, or (c) such contract, act or transaction is fair and reasonable to the Trust at the time it is authorized by the Trustees or by the Shareholders.

              The Trust shall not purchase or lease, directly or indirectly, any Real Property or purchase any Mortgage from the Advisor or any affiliated Person, or from any partnership in which any of the foregoing may also be a general partner, and the Trust will not sell or lease, directly or indirectly, any of its Real Property or sell any Mortgage to any of the foregoing Persons. The

Sponsor or the Advisor may make Mortgage Loans or purchase Real Property in their own name (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such Mortgage Loans or Real Property or the borrowing of money or obtaining of financing for the Trust, or for any other purpose related to the business of the Trust, provided that such Mortgage Loan or Real Property is purchased by the Trust for a price no greater than the cost of such Mortgage Loan or Real Property to the Sponsor or Advisor and provided there is no difference in interest rates of the loans related thereto at the time acquired by the Sponsor or Advisor and the time acquired by the Trust, nor any other benefit to the Sponsor or Advisor arising out of such transaction apart from compensation otherwise permitted by the Prospectus.

              Notwithstanding any other provisions of this Declaration, the Trust shall not, directly or indirectly, engage in any transaction with any Trustee, officer or employee of the Trust or any director, officer or employee of the Advisor, of Consolidated Capital Equities Corporation, or of any company or other organization of which' any of the foregoing is an Affiliate, except for
(a) the execution and performance of the agreements contemplated by Article IV hereof; (b) transactions involving the purchase of Securities of the Trust on the same terms on which such Securities are then being offered to all holders of any class of Securities of the Trust or to the public; and (c) transactions with Consolidated Capital Equities Corporation or the Advisor or Affiliates thereof involving loans, real estate brokerage services, mortgage brokerage services, real property management services, the servicing of Mortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which non-affiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis with such Person; provided, however, that any transaction referred to in clause (c) may be entered into only upon approval by affirmative vote or consent of a majority of the Trustees who are not, other than as Trustees, interested in or Affiliates of any Person who is interested in the transaction, and provided further that for providing real estate brokerage services such Affiliates of the Advisor (together with any non-affiliated parties) may receive a real estate brokerage commission of up to and including six percent (6%) of the total purchase price of each Real Property investment acquired or five percent (5%) of the total sales price of each Real Property investment sold by the Trust on sales to or purchases from third parties which are handled by such Affiliate. Such real estate brokerage commissions may be paid by the seller or buyer of the property or by the Trust, and in the case of purchases the aggregate of the total purchase price of the Investment property and such real estate brokerage commission shall not exceed the Appraised Value of such property. The simultaneous acquisition by the Trust and the Advisor or any Affiliate of the Advisor of participations in any investment shall not be deemed to constitute the purchase or sale of property by one of them to the other. This Section 7.6 shall not prevent the payment to any Person of commissions or fees for the so-called "private placement" of such Securities with investors. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by the Trustees or by their nominees for the purpose of holding title to property of the Trust, providing the Trustees' motive for the formation of such business association is not for their own enrichment.

         7.7. Restriction of Duties and Liabilities. To the extent that the nature of this Trust (that is, as business trust) will permit, the duties and liabilities of Shareholders, Trustees and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a California corporation. The Shareholders, Trustees and officers shall in no event have any greater duties or liabilities than those imposed by applicable laws as shall be in effect from time to time.

         7.8. Persons Dealing with Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such shall, as to any Persons dealing in good faith with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers.

               The Trustees may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument In the name and on behalf of the Trust and/or Trustees.

               No Person dealing in good faith with the Trustees or any of them or with the authorized officers, employees, agents or representatives of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees, or any of them, or of authorized officers, employees, agents, or representatives of the Trust for monies or other consideration, shall be binding upon the Trust.

         7.9. Reliance. The Trustees and officers may consult with counsel, and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers, in respect to any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the Chairman or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

         7.10. Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Trustees herein, said Trustees by this Declaration make no commitment or representation that the Trust will qualify for the dividends paid deduction permitted by the Internal Revenue Code and by the Rules and Regulations thereunder pertaining to real estate investment trusts in any given year. The failure of the Trust to qualify as a real estate investment trust under the Internal Revenue Code shall not render the Trustees liable to the Shareholders or to any other person or in any manner operate to annul the Trust.


                                 ARTICLE VIII

                       Duration, Amendment, Termination
                          and Qualification of Trust

         8.1. Duration of Trust. Unless the Trust is sooner terminated as otherwise provided herein, the Trust shall continue in such manner that the Trustees shall have all the powers and discretions, express and implied, conferred upon them by law or by this Declaration, until the expiration of twenty (20) years after the death of the last survivor of the following persons.

------------------------------------------------------------------------------------------------
Name                                    Date of Birth             Parents and Present Residence
----                                    -------------             -----------------------------
------------------------------------------------------------------------------------------------
Anna Louise Carlson                     1/16/66                   Mr. & Mrs. Don W. Carlson
                                                                  2 Sand Hill Rod
                                                                  Orinda, CA 94563
------------------------------------------------------------------------------------------------
Deborah Ellen Casparian                 7/8/67                    Mr. & Mrs. Robert J. Casparian
                                                                  1945 Parkmont Drive
                                                                  Danville, CA 94526
------------------------------------------------------------------------------------------------
Margaret Ella De Monte                  4/3/75                    Mr. & Mrs. Robert J. De Monte
                                                                  2045 Oakland Avenue
                                                                  Piedmont, CA 94611
------------------------------------------------------------------------------------------------
Scott Jay Kaplan                        4/16/80                   Mr. & Mrs. Jay Kaplan
                                                                  167 Avenida Miraflores
                                                                  Tiburon, CA 94920
------------------------------------------------------------------------------------------------
Melissa Dawn Sheldon                    1/9/78                    Mr. & Mrs. Terry E. Sheldon
                                                                  451 Montcrest Place
                                                                  Danville, CA 94526
------------------------------------------------------------------------------------------------

         8.2.  Termination of Trust.

               (a) The Trust may be terminated by the affirmative vote or written consent of the holders of a majority of all outstanding Shares entitled to vote thereon; provided, however, that if the California Commissioner of Corporations has suspended for more than thirty (30) days, or revoked a permit issued by him under the California Corporations Code finding that the Trust is a real estate investment trust, this Trust may be terminated by the holders of ten percent (10%) or more of all outstanding Shares. Upon the termination of the Trust:

                   (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                   (ii) The Trustees shall proceed to wind up the affairs of the
               Trust, and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business, provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of fifty percent (50%) or more of the Trust Estate in a single transaction or in multiple transactions in the same twelve (12-) month period shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of all the outstanding Shares entitled to vote thereon.

                   (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or in kind, or partly in each, among the Shareholders according to their respective rights.

               (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the facts of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

               (c) The Trustees shall liquidate the Trust's assets by making liquidating distributions to Shareholders Mortgage loan proceeds shall be distributed to Shareholders as the loans mature, except for necessary reserves. The Trust's real property investments shall be sold within ten years from the date of adoption of this Amendment; the cash proceeds therefrom shall be distributed to Shareholders as cash is received it the time of sale and/or as payments are received on any financing provided by the Trust in connection with such sale. The Trustees shall have full discretion, in their best judgment, to direct the Trust to make additional real property investments until December 31, 1986. The Trustees shall also have full authority to direct such liquidation in a manner so as to protect the value of the Trust's assets.

         8.3.  Amendment Procedure.

               (a) This Declaration may be amended by Shareholders holding a majority of the outstanding Shares entitled to vote thereon. The Trustees may also amend this Declaration without the vote or consent of Shareholders to the extent they deem it necessary to conform this declaration to the requirements of the REIT Provisions of the Internal Revenue Code or to other applicable federal laws, rulings or regulations, but the Trustees shall not be liable for failing to do so.

               (b) No amendment may be made, under Section 8.3(a) above, which would change any rights with respect to any outstanding Securities of the Trust by reducing the amount payable thereon upon liquidation of the Trust, or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the outstanding Shares entitled to vote thereon.

              (c) A certification, in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration as amended, in recordable form and executed by a majority of the Trustees shall be conclusive evidence of such amendment when lodged among the records of the Trust.

              (d) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exception from personal liability of the Shareholders, Trustees, officers, employees and agents of this Trust.

         8.4. Qualification Under the REIT Provisions of the Internal Revenue Code. It is intended that the Trust shall qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code during such period as the Trustees shall deem it advisable so to qualify the Trust.


                                  ARTICLE IX

                                 Miscellaneous

         9.1. Applicable Law. This Declaration is executed and acknowledged by the Trustees in the State of California and with reference to the statutes and laws thereof and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of said state.

         9.2. Index and Headings for Reference Only. The index and headings preceding the text articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

         9.3. Successors in Interest. This Declaration and the Trustees' Regulations shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees, and legal representatives and to the benefit of every Shareholder and his successors, assigns, heirs, distributees, and legal representatives.

         9.4. Inspection of Records. Trust records shall be available for inspection and copying by shareholders at the same time and in the same manner and to the extent that comparable records of a California corporation would be available for inspection by shareholders under the laws of the state of California. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than shareholders of a California corporation to require financial or other information from the Trust, Trustees or officers. Any federal or state securities administration or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

         9.5. Counterparts. This Declaration may be simultaneously executed in several counterpart, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         9.6.  Provisions of the Trust in Conflict with Law or Regulations.

               (a) The provisions of this Declaration are severable and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code or with other applicable laws or regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration, provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees or a copy of this Declaration with the Conflicting Provisions removed pursuant to such determination, in recordable form signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3(a).

               (b) If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         9.7. Certifications. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:

               (a) A certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

               (b) A certification as to the persons holding office as Trustees or officers at any particular time, when made in writing by the Secretary of the Trust or by any Trustee;

               (c) A certification that a copy of this Declaration or of the Trustees' Regulations is a true and correct copy thereof as then in force, when made in writing by the Secretary of the Trust or by any Trustee;

               (d) The certifications referred to in Sections 8.3(c) and 9.6(a) hereof; and

               (e) A certification as to any actions by Trustees, other than the above, when made in writing by the Secretary of the Trust or by any Trustee.

         9.8. Recording and Filing. A copy of this Declaration and any amendments shall be recorded in the office of the County Recorder of the County of Alameda California and in the office of the County Recorder or its equivalent in every county where the Trust is or the Trustees are the record owner(s) of Real Property, provided, however, that provision is made in such county for such recording and further provided that this Declaration is accepted for recording. This Declaration and any amendments may also be filed or recorded in such other places as the Trustees deem appropriate.

         IN WITNESS WHEREOF, the undersigned have executed this Declaration of Trust as of the date first hereinabove set forth.



/s/ David V. John                             /s/ Betty L. Hood-Gibson
--------------------------------              ----------------------------------
David V. John                                 Betty L. Hood-Gibson


/s/ Thomas J. Fitzmyers                       /s/ Albert H. Schaaff
--------------------------------              ----------------------------------
Thomas J. Fitzmyers                           Albert H. Schaaff


/s/ Fred H. Field                             /s/ Douglas M. Temple
--------------------------------              ----------------------------------
Fred H. Field                                 Douglas M. Temple



State of California                         )
                                            ss.
County of Alameda                           )

         On this 24th day of July in the year 1987 before me, R. Scott, a Notary Public, for the State of California duly commissioned and sworn, personally appeared David V. John, Betty L. Hood-Gibson, Thomas J. Fitzmyers, Fred H. Field, Albert H. Schaaf, and Douglas M. Temple, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal in the County of Alameda, State of California, the day and year in this certificate first above written.


                                              /s/ R. Scott
                                              ----------------------------------
                                              Notary Public, State of California

                             TRUSTEES' CERTIFICATE

         The undersigned, being a majority of the members of the Board of Trustees of Consolidated Capital Special Trust (the "Trust"), hereby certify that pursuant to the authorization granted in Section 1.1, of the Trust's Second Amended and Restated Declaration of Trust (the "Declaration"), the Board of Trustees of the Trust, at meeting held on April 13, 1989, approved Amendment No. 1 to the Declaration, a copy of which amendment is attached hereto as Exhibit A.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22nd day of June, 1989.

                                              /s/ William S. Friedman
                                              ----------------------------------
                                              William S. Friedman

                                              /s/ Gene E. Phillips
                                              ----------------------------------
                                              Gene E. Phillips

                                              /s/ Richard N. Lapp
                                              ----------------------------------
                                              Richard N. Lapp

                                              /s/ Michael E. Smith
                                              ----------------------------------
                                              Michael E. Smith

                                              /s/ Willie K. Davis
                                              ----------------------------------
                                              Willie K. Davis


                                              ----------------------------------
                                              Raymond J. J. Schrag

                                              /s/ Randall K. Gonzales
                                              ----------------------------------
                                              Randall K. Gonzales

                                              /s/ James W. Hammond, Jr.
                                              ----------------------------------
                                              James W. Hammond, Jr.

         On this 22nd day of June, 1989 before me, Rhonda Grimshaw, a Notary Public, for the State of Texas duly commissioned and sworn, personally appeared William S. Friedman, Gene E. Phillips, Richard H. Lapp, Michael E. Smith, Willie
K. Davis, Randall K. Gonzalez and James W. Hammond, Jr., known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

                  IN WITNESS WHEREOF I have hereunto set by hand and affixed my official seal in the County of Dallas, State of Texas, the day and year in this certificate first above written.



                                              /s/ Rhonda Grimshaw
                                              ----------------------------------
                                              Notary Public, State of Texas

(Seal)

                                    EXHIBIT A

              Amendment No. 1 to the Second Amended
              and Restated Declaration of Trust of Consolidated
              Capital Special Trust
              --------------------------------------------------

         The Second and Amended Restated Declaration of Trust for Consolidated Capital Special Trust is hereby amended as follows:

         (a)  Section 1.1 shall be deleted and replaced with the following:

              1.1 Name. The name of the Trust shall be "Continental Mortgage and Equity Trust." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of continental Mortgage and Equity Trust or in their names an Trustees of Continental Mortgage and Equity Trust. If the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or may adopt another name under which the Trust may hold property or conduct its activities.

         (b) The phrase "Consolidated Capital Special Trust", wherever it appears on the Second Amended and Restated Declaration of Trust of Consolidated Capital Special Trust, shall be deleted and replaced with the phrase "Continental Mortgage and Equity Trust."

                              OFFICER'S CERTIFICATE

         The undersigned, being the President of Continental Mortgage and Equity Trust ("the Trust") (formerly consolidated Capital Special Trust), hereby certifies that the shareholders of the Trust, at the Trust's Annual Meeting of Shareholders, approved Amendment Number 2 to the Trust's Second Amended and Restated Declaration of Trust, a copy of which amendment is attached hereto as Exhibit A. The Declaration of Trust was filed on July 29, 1987 as No. 87-2124-34.

         IN WITNESS WHEREOF, I have executed this Certificate this 22nd day of March, 1990.
                             CONTINENTAL MORTGAGE AND EQUITY TRUST



                             /s/ William S. Friedman
                             --------------------------------------
                             William S. Friedman
                             President

         On this 22nd day of March, 1990 before Marry Elizabeth Montianino, a Notary Public, for the State of New York duly commissioned and sworn, personally appeared William S. Friedman, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set by hand and affixed my official seal in the County of New York, State of New York, the day and year in this certificate first above written.



                             /s/ Mary Elizabeth Montianino
                             --------------------------------------
                             Notary Public, State of New York

(Seal)

                                 EXHIBIT A

                           Amendment Number 2 to the
                           Second Amended and Restated
                           Declaration of Trust of
                           Continental Mortgage and Equity
                           Trust (formerly Consolidated
                           Capital Special Trust)

         The Second Amended and Restated Declaration of Trust for Continental Mortgage and Equity Trust (the "Declaration of Trust") is hereby amended as follows:
                  (a) Section 8.2(c) of the Declaration of Trust is hereby deleted in its entirety.

                  (b) The following language shall be added to Section 6.1 of the Declaration of Trust following the fifth sentence of such Section:

                      The Trustees shall also have the power, in their sole discretion, to effect reverse share splits on a pro-rata basis and to redeem for cash any fractional Shares outstanding as a result thereof.

                         AMENDED DECLARATION OF TRUST

                 Amendment Number 3 to the Second Amended and
                 Restated Declaration of Trust of Continental
                 Mortgage and Equity Trust (formerly Consolidated
                 Capital Special Trust)

         The Second Amended and Restated Declaration of Trust f or Continental Mortgage and Equity Trust (the "Declaration of Trust") is hereby amended as follows:
         Subpart (g) of Section 5.3 of the Declaration of Trust, Recorded on July 29, 1987, instrument No. 87-212434 in the Alameda County Records, shall be deleted and replaced in its entirety with the following:

               "(g) invest in any equity Security, including the Shares of other REITs for a period in excess of 18 months except for shares of a qualified REIT subsidiary, as defined in Section 856(i) of the Internal Revenue Code, and regular or residual interests in REMICs and except for the Shares of American Realty Trust, Inc., National Income Realty Trust and Transcontinental Realty Investor owned as of February 18,1992, which investments may be held until July 30, 1996."


         IN WITNESS WHEREOF, I have executed this Amendment this 27th day of May, 1992.
                                 CONTINENTAL MORTGAGE AND EQUITY TRUST


                                  /s/ William S. Friedman
                                  ------------------------------------
                                  William S. Friedman
                                  President and Trustee

STATE OF TEXAS

COUNTY OF DALLAS

         On this 27th day of May, 1992, before me, the undersigned a Notary Public, for the State of Texas duly commissioned and sworn, personally appeared William S. Friedman, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set by, hand and affixed by official seal in the County of Dallas, State of Texas, the day and year in this certificate first above written.


                                        /s/ Cheryl Weaver
                                        ----------------------------------------
                                        Notary Public, State of Texas


(SEAL)

                              OFFICER'S CERTIFICATE

         The undersigned, being the Senior Vice President of Continental Mortgage and Equity Trust ("the Trust") (formerly Consolidated Capital Special Trust), hereby certifies that the shareholders of the Trust, at the Trust's Annual Meeting of Shareholders, approved Amendment Number 4 to the Trust's Second Amended and Restated Declaration of Trust, a copy of which amendment is attached hereto as Exhibit "A". The Declaration of Trust was filed on July 29, 1987 as No. 87-212434.

         IN WITNESS WHEREOF, I have executed this Certificate this 12th day of June, 1996.

                                   CONTINENTAL MORTGAGE AND EQUITY TRUST

                                   /s/ Robert A. Waldman
                                   ----------------------------------------
                                   Robert A. Waldman, Senior Vice President


STATE OF TEXAS          ss.
                        ss.
COUNTY OF DALLAS        ss.

         The foregoing Officer's Certificate was acknowledged before me this 12th day of June, 1996 by Robert A. Waldman, Senior Vice President of Continental Mortgage and Equity Trust.



                                     /s/ Alan O. Goodrich
                                 -------------------------------------
                                     Notary Public, State of Texas
                                     My Commission Expires:  3/2/97

(SEAL)

              AMENDMENT NO. 4 TO THE SECOND AMENDED AND RESTATED
         DECLARATION OF TRUST OF CONTINENTAL MORTGAGE AND EQUITY TRUST

         The Second and Amended and Restated Declaration of Trust of Continental Mortgage and Equity Trust is hereby amended as follows:

         (a) Section 5.3 shall be deleted and replaced in its entirety with the following:

              5.3   Restrictions.  The Trustees shall not:

                            (a) invest in any foreign currency, bullion or commodities;

                            (b) invest in contracts of sale for real estate, except in conjunction with acquisition or sale of Real Property or when held as security for Mortgages made or acquired by the Trust;

                            (c)  engage in any short sale;

                            (d) issue warrants, options or rights to buy Shares, except as part of a ratable issue to Shareholders or as part of a public offering or as part of a financial arrangement with parties other than the Advisor or directors, Trustees, officers or employees of the Trust or the Advisor or as part of a ratable distribution to Shareholders;

                            (e)  [REPEALED EFFECTIVE MAY 31, 1996]

                            (f) issue equity Securities of more than one class (other than convertible obligations, warrants, rights and options, and regular or residual interests in REMICs);

                            (g)  [REPEALED EFFECTIVE MAY 31, 1996]

                            (h) make any loan to the Sponsor of the Trust, Consolidated Capital Equities Corporation, the Advisor or any of their Affiliates;

                            (i) engage in trading as compared with investment activities, or engage in the business of underwriting or agency distribution of Securities issued by others, but this prohibition shall not prevent the Trust from selling participations or interests in Mortgage Loans or Real Property or from selling or pledging a pool of notes receivable from property sales or selling interests in REMICs or CMOs;

                            (j) invest more than 10% of total Trust assets in Junior Mortgage Loans, excluding Wrap-Around Mortgage Loans;

                            (k) acquire Securities in any company holding investments or engaging in activities prohibited by this Section;

                            (l)  issue "redeemable securities," as defined in
              Section 2(a) (32) of the Investment Company Act of 1940, "face-amount certificates of the installment type" as defined in Section 2(a) (15) thereof and "periodic payment plan certificates" as defined in Section 2(a) (27) thereof;

                            (m) purchase insurance either through or from any Affiliate;

                            (n)  purchase any Real Property on which the
              total real estate commission paid by the Trust to anyone exceeds 6% of the total purchase price, or sell any Real Property on which the total real estate commission paid by the Trust to anyone exceeds 5% of the total sales price;

                            (o) purchase, sell or lease any Real Properties or Mortgages to or from the Sponsor, Consolidated Capital Equities Corporation, the Advisor or any of their Affiliates, including any investor program in which any of the foregoing may also be a general partner or sponsor; or

                            (p) issue convertible or non-convertible debt securities (other than interests in REMICs and CMOs) to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities.